UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2013

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bay Banks of Virginia, Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2013. At the annual meeting, the Company’s shareholders voted on the following four proposals and cast their votes as described below:

1.	The individuals listed below were elected to serve as Class III directors of the Company for terms that will continue until the 2016 annual meeting.

					Broker
	For	Withheld	Against	Abstentions	Non-Votes

C. Dwight Clarke	3,200,070	39,504	---	---	854,806
Elizabeth H. Crowther	3,198,566	41,008	---	---	854,806
Robert F. Hurliman	3,140,593	98,981	---	---	854,806

2.	A proposal to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as disclosed in the Executive Compensation section of the Company’s 2013 Proxy Statement.

			Broker
For	Against	Abstentions	Non-Votes
3,053,657	101,119	84,798	854,806

3.	A proposal to approve, on a non-binding advisory basis, the frequency with which the Company will hold a shareholder vote to approve the Company’s named executive officer compensation.

	Every Two	Every Three		Broker
Every Year	Years	Years	Abstentions	Non-Votes
3,071,643	32,886	88,522	46,523	854,806

4.	A proposal to approve the Bay Banks of Virginia, Inc. 2013 Stock Incentive Plan.

			Broker
For	Against	Abstentions	Non-Votes
3,067,955	137,185	34,434	854,806

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Deborah M. Evans
Deborah M. Evans Chief Financial Officer

May 23, 2013